                                     BY-LAWS

                                       OF

                                 GOLD BANK FUNDS

                            A DELAWARE BUSINESS TRUST

                          (EFFECTIVE DECEMBER 5, 2001)

                                   ARTICLE I.

                                     OFFICES

     Section 1.01  PRINCIPAL  OFFICE.  The Board of Trustees shall fix and, from time to time, may change the location of the principal  executive  office of the
Trust at any place within or outside the State of Delaware.

     Section 1.02 OTHER OFFICES. The Board of Trustees may at any time establish branch or subordinate  offices at any place or places where the Trust intends to do business.

                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

     Section 2.01 PLACE OF MEETINGS.  Meetings of shareholders  shall be held at any place  within or outside  the State of Delaware  designated  by the Board of
Trustees. In the absence of any such designation,  shareholders'  meetings shall be held at the principal executive office of the Trust.

     Section 2.02 CALL OF MEETING.  A meeting of the  shareholders may be called at any time by the Board of Trustees  or by the  Chairman of the Board or by the
president.

     Section 2.03 NOTICE OF  SHAREHOLDERS'  MEETING.  All notices of meetings of shareholders  shall be sent or otherwise  given in accordance  with Section 4 of this  Article  II not less than seven (7) nor more than  seventy-five  (75) days before the date of the meeting. The notice shall specify (i) the place, date and hour  of the  meeting,  and  (ii)  the  general  nature  of the  business  to be transacted.  The notice of any meeting at which  trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

     If action is  proposed  to be taken at any  meeting  for  approval of (i) a contract or  transaction  in which a trustee has a direct or indirect  financial interest,  (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Trust,  or (iv) a voluntary  dissolution  of the Trust,  the notice shall also state the general nature of that proposal.

     Section 2.04 MANNER OF GIVING  NOTICE;  AFFIDAVIT OF NOTICE.  Notice of any
meeting of shareholders  shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder  at the address of that  shareholder  appearing  on the books of the
Trust or its  transfer  agent or given by the  shareholder  to the Trust for the purpose of notice.  If no such address appears on the Trust's books or is given, notice  shall  be  deemed  to have  been  given if sent to that  shareholder  by first-class  mail or telegraphic or other written  communication  to the Trust's principal  executive  office,  or if  published  at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered  personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing  on the books of the  Trust is  returned  to the  Trust by the  United
States Postal  Service  marked to indicate that the Postal  Service is unable to deliver the notice to the  shareholder  at that address,  all future  notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the  shareholder on written  demand of the  shareholder at the  principal  executive  office of the Trust for a period of one year from the date of the giving of the notice.

     An  affidavit  of the  mailing  or other  means of giving any notice of any shareholder's meeting shall be executed by the secretary, assistant secretary or any  transfer  agent of the  Trust  giving  the  notice  and  shall be filed and maintained in the minute book of the Trust.

     Section 2.05 ADJOURNED MEETING;  NOTICE. Any shareholder's meeting, whether or not a quorum is present,  may be  adjourned  from time to time by the vote of the majority of the shares  represented at that meeting,  either in person or by proxy.

     When any meeting of  shareholders  is  adjourned  to another time or place, notice need not be given of the adjourned  meeting at which the  adjournment  is taken,  unless a new record date of the adjourned meeting is fixed or unless the adjournment  is for more than sixty (60) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date. Notice of any such  adjourned  meeting  shall be given to each  shareholder  of  record entitled to vote at the adjourned  meeting in accordance  with the provisions of
Sections 3 and 4 of this  Article II. At any  adjourned  meeting,  the Trust may transact any business which might have been transacted at the original meeting.

     Section 2.06 VOTING.  The  shareholders  entitled to vote at any meeting of shareholders  shall be  determined  in  accordance  with the  provisions  of the
Declaration of Trust, as in effect at such time. The  shareholders'  vote may be by voice vote or by ballot,  provided,  however,  that any election for trustees must be by ballot if demanded by any shareholder  before the voting has begun on any matter other than elections of trustees,  any  shareholder  may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal,  but if the shareholder  fails to specify the number  of shares  which the  shareholder  is voting  affirmatively,  it will be conclusively  presumed that the shareholder's  approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

     Section  2.07  WAIVER OF  NOTICE BY  CONSENT  OF ABSENT  SHAREHOLDERS.  The
transactions  of the  meeting of  shareholders,  however  called and noticed and wherever  held,  shall be as valid as though  had at a meeting  duly held  after regular call and notice if a quorum be present  either in person or by proxy and if either before or after the meeting,  each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval  of the  minutes.  The waiver of notice or consent need not specify  either the business to be transacted or the purpose of any meeting of shareholders.

     Attendance  by a person  at a meeting  shall  also  constitute  a waiver of notice of that meeting,  except when the person  objects at the beginning of the meeting to the  transaction of any business  because the meeting is not lawfully called or convened  and except that  attendance  at a meeting is not a waiver of any right to object to the  consideration  of matters not included in the notice of the meeting if that  objection  is  expressly  made at the  beginning  of the meeting.

     Section 2.08 SHAREHOLDER  ACTION BY WRITTEN CONSENT WITHOUT A MEETING.  Any
action which may be taken at any meeting of shareholders  may be taken without a meeting  and  without  prior  notice if a consent in writing  setting  forth the action so taken is signed by the holders of  outstanding  shares having not less than the minimum  number of votes that would be  necessary  to authorize or take that  action at a meeting at which all shares  entitled  to vote on that  action were present and voted.  All such consents  shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any shareholder giving a written  consent or the  shareholder's  proxy  holders or a transferee  of the
shares   or  a   personal   representative   of   the   shareholder   or   their
respective-proxy-holders  may revoke the  consent by a writing  received  by the
Secretary of the Trust before written  consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     If the  consents  of all  shareholders  entitled  to  vote  have  not  been solicited  in  writing  and  if  the  unanimous  written  consent  of  all  such shareholders  shall not have been  received,  the  Secretary  shall give  prompt notice of the action approved by the shareholders without a meeting. This notice shall be given in the manner  specified  in Section 4 of this Article II. In the case of  approval  of (i)  contracts  or  transactions  in which a trustee has a direct or indirect  financial  interest,  (ii)  indemnification of agents of the
Trust,  and (iii) a  reorganization  of the Trust,  the notice shall be given at least ten (10) days before the  consummation  of any action  authorized  by that approval.

     Section  2.09  RECORD  DATE  FOR  SHAREHOLDER  NOTICE;  VOTING  AND  GIVING
CONSENTS. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting,  the
Board of Trustees  may fix in advance a record date which shall not be more than one  hundred  eighty  (180) days nor less than seven (7) days before the date of any such meeting as provided in the Declaration of Trust.

     If the Board of Trustees does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business  day next  preceding  the day on which  notice is given or if notice is waived,  at the close of business on the business day which is five (5) business days next preceding the day on which the meeting is held.

          (b) The record  date for  determining  shareholders  entitled  to give consent to action in writing without a meeting,  (i) when no prior action by the
Board of Trustees  has been taken,  shall be the day on which the first  written consent is given,  or (ii) when prior  action of the Board of Trustees  has been taken,  shall be at the  close of  business  on the day on  which  the  Board of
Trustees  adopts the  resolution  relating to that  action or the  seventy-fifth
(75th) day before the date of such other action, whichever is later.

     Section 2.10 PROXIES.  Every person entitled to vote for trustees or on any other  matter  shall  have the right to do so either in person or by one or more agents  authorized  by a written  proxy  signed by the person and filed with the
Secretary of the Trust. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual  signature,  typewriting,  telegraphic
transmission   or   otherwise)   by  the   shareholder   or  the   shareholder's
attorney-in-fact.  A validly  executed  proxy  which  does not state  that it is irrevocable  shall  continue in full force and effect  unless (i) revoked by the person  executing  it  before  the vote  pursuant  to that  proxy  by a  writing delivered  to the Trust  stating  that the proxy is revoked  or by a  subsequent proxy  executed  by or  attendance  at the  meeting  and voting in person by the person  executing that proxy;  or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote  pursuant to that proxy is counted;  provided however, that no proxy shall be valid after the expiration  of eleven (11) months  from the date of the proxy  unless  otherwise provided in the proxy.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation
Law of the State of Delaware.

     Section 2.11  INSPECTORS OF ELECTION.  Before any meeting of  shareholders, the Board of Trustees may appoint any persons  other than nominees for office to act  as  inspectors  of  election  at the  meeting  or  its  adjournment.  If no inspectors of election are so appointed, the chairman of the meeting may and, on the  request  of  any  shareholder  or  a  shareholder's  proxy  shall,  appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more  shareholders  or  proxies,  the  holders of a majority of shares or their proxies  present at the meeting shall  determine  whether one (1) or three
(3) inspectors are to be appointed.  If any person  appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder's  proxy,  shall appoint a person to fill the vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares  represented at the meeting,  the existence of a quorum and the authenticity, validity and effect of proxies;

          (b) Receive votes, ballots or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct  the  election  or vote with fairness to all shareholders.

                                  ARTICLE III.

                                    TRUSTEES

     Section  3.01  POWERS.   Subject  to  the  applicable   provisions  of  the
Declaration  of Trust and  these  By-Laws  relating  to  action  required  to be approved by the  shareholders  or by the  outstanding  shares,  the business and affairs of the Trust shall be managed and all powers  shall be  exercised  by or under the direction of the Board of Trustees.

     Section  3.02 NUMBER AND  QUALIFICATION  OF  TRUSTEES.  The exact number of trustees shall be set as provided in the Agreement and Declaration of Trust.

     Section 3.03 VACANCIES. Vacancies in the Board of Trustees may be filled by a majority of the remaining  trustees,  though less than a quorum,  or by a sole remaining trustee,  unless the Board of Trustees calls a meeting of shareholders for the purposes of electing trustees. In the event that at any time less than a majority  of the  trustees  holding  office at that time were so  elected by the holders of the outstanding voting securities of the Trust, the Board of Trustees shall  forthwith  cause to be held as  promptly  as  possible,  and in any event within  sixty (60) days,  a meeting of such  holders for the purpose of electing trustees to fill any existing  vacancies  in the Board of Trustees,  unless such period  is  extended  by order of the  United  States  Securities  and  Exchange
Commission.

     Notwithstanding  the  above,  whenever  and for so long as the  Trust  is a participant  in or  otherwise  has in effect a Plan under which the Trust may be deemed to bear expenses of distributing its shares as that practice is described in Rule 12b-1 under the Investment  Company Act of 1940,  then the selection and nomination of the trustees who are not interested  persons of the Trust (as that term is  defined  in the  Investment  Company  Act of 1940)  shall  be,  and is, committed to the discretion of such disinterested trustees.

     Section 3.04 PLACE OF MEETINGS AND MEETINGS BY  TELEPHONE.  All meetings of the Board of  Trustees  may be held at any place  within or outside the State of
Delaware that has been  designated from time to time by resolution of the Board.
In the  absence of such a  designation,  regular  meetings  shall be held at the principal executive office of the Trust. Any meeting, regular or special, may be held by conference telephone or similar communication  equipment, so long as all trustees participating in the meeting can hear one another and all such trustees shall be deemed to be present in person at the meeting.

     Section 3.05 REGULAR  MEETINGS.  Regular  meetings of the Board of Trustees shall be held  without  call at such time as shall from time to time be fixed by the Board of Trustees. Such regular meetings may be held without notice.

     Section 3.06 SPECIAL  MEETINGS.  Special  meetings of the Board of Trustees for any  purpose or  purposes  may be called at any time by the  chairman of the board or the  president or any vice  president  or the  secretary or any two (2)
trustees.

     Notice  of the  time and  place  of  special  meetings  shall be  delivered personally  or by  telephone  to each  trustee  or sent by  first-class  mail or telegram,  charges prepaid,  addressed to each trustee at that trustee's address as it is shown on the  records  of the Trust.  In case the notice is mailed,  it shall be deposited in the United  States mail at least seven (7) days before the time of the holding of the meeting. In case the notice is delivered  personally, by telephone,  to the telegraph company,  or by express mail or similar service, it shall be given at least forty-eight (48) hours before the time of the holding of the  meeting.  Any  oral  notice  given  personally  or by  telephone  may be communicated  either to the  trustee or to a person at the office of the trustee who the person giving the notice has reason to believe will promptly communicate it to the trustee. The notice need not specify the purpose of the meeting or the place if the  meeting  is to be held at the  principal  executive  office of the
Trust.

     Section 3.07 QUORUM. A majority of the authorized  number of trustees shall constitute  a quorum  for the  transaction  of  business,  except to  adjourn as provided in Section 10 of this Article III.  Every act or decision  done or made by a majority of the  trustees  present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact  business  notwithstanding  the  withdrawal  of trustees if any action  taken is approved by a least a majority of the  required quorum for that meeting.

     Section  3.08 WAIVER OF NOTICE.  Notice of any meeting need not be given to any trustee who either  before or after the  meeting  signs a written  waiver of notice,  a consent to holding the meeting,  or an approval of the  minutes.  The waiver of notice or consent  need not specify the  purpose of the  meeting.  All such waivers,  consents,  and  approvals  shall be filed with the records of the
Trust or made a part of the minutes of the  meeting.  Notice of a meeting  shall also be deemed given to any trustee who attends the meeting  without  protesting before or at its commencement the lack of notice to that trustee.

     Section 3.09 ADJOURNMENT.  A majority of the trustees  present,  whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 3.10 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned  meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given  before  the time of the  adjourned  meeting in the  manner  specified  in
Section 7 of this  Article III to the  trustees  who were present at the time of the adjournment.

     Section 3.11 ACTION WITHOUT A MEETING.  Any action required or permitted to be taken by the Board of Trustees  may be taken  without a meeting if a majority of the  members of the Board of  Trustees  shall  individually  or  collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees.  Such written consent or consents  shall be filed with the minutes of the  proceedings  of the
Board of Trustees.

     Section 3.12 FEES AND  COMPENSATION  OF  TRUSTEES.  Trustees and members of committees  may receive such  compensation,  if any, for their services and such reimbursement  of expenses as may be fixed or  determined  by  resolution of the
Board of  Trustees.  This  Section 12 shall not be  construed  to  preclude  any trustee  from  serving the Trust in any other  capacity  as an  officer,  agent, employee, or otherwise and receiving compensation for those services.

     Section 3.13  DELEGATION  OF POWER TO OTHER  TRUSTEES.  Any Trustee may, by
power of attorney,  delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer  than two (2)  Trustees  personally  exercise  the  powers  granted to the
Trustees under this Declaration of Trust except as otherwise  expressly provided herein or by resolution of the Board of Trustees.

                                   ARTICLE IV.

                                   COMMITTEES

     Section  4.01  COMMITTEES  OF  TRUSTEES.  The  Board  of  Trustees  may  by
resolution  adopted by a majority of the authorized number of trustees designate one or more committees, each consisting of two (2) or more trustees, to serve at the  pleasure  of the Board.  The Board may  designate  one or more  trustees as alternate  members of any  committee  who may replace  any absent  member at any meeting of the committee. Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

          (a) the  approval  of any  action  which  under  applicable  law  also requires  shareholders'  approval  or  approval of the  outstanding  shares,  or requires  approval by a majority of the entire Board or certain  members of said
Board;

          (b) the  filling  of  vacancies  on the  Board of  Trustees  or in any committee;

          (c) the fixing of  compensation  of the  trustees  for  serving on the
Board of Trustees or on any committee;

          (d) the  amendment  or  repeal of the  Declaration  of Trust or of the
By-Laws or the adoption of new By-Laws;

          (e) the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the Trust,  except at a rate or in a periodic amount or within a designated  range determined by the Board of
Trustees; or

          (g) the  appointment of any other  committees of the Board of Trustees or the members of these committees.

     Section  4.02  MEETINGS  AND ACTION OF  COMMITTEES.  Meetings and action of committees  shall  be  governed  by and held and  taken in  accordance  with the provisions  of Article III of these  By-Laws,  with such  changes in the context thereof as are  necessary to  substitute  the  committee and its members for the
Board of Trustees and its members,  except that the time of regular  meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee.  Special  meetings of committees may also be called by  resolution  of the Board of  Trustees,  and  notice of special  meetings  of committees shall also be given to all alternate members who shall have the right to attend all meetings of the  committee.  The Board of Trustees may adopt rules for the  government  of any committee not  inconsistent  with the  provisions of these By-Laws.

                                   ARTICLE V.

                                    OFFICERS

     Section 5.01  OFFICERS.  The officers of the Trust shall be a president,  a secretary,  and a treasurer.  The Trust may also have, at the  discretion of the
Board of Trustees, a chairman of the board, one or more vice presidents,  one or more assistant  secretaries,  one or more assistant  treasurers,  and such other officers as may be appointed in accordance  with the  provisions of Section 3 of this Article V. Any number of offices may be held by the same person.

     Section 5.02 ELECTION OF OFFICERS.  The officers of the Trust,  except such officers as may  appointed in  accordance  with the  provisions  of Section 3 or
Section 5 of this Article V, shall be chosen by the Board of Trustees,  and each shall serve at the pleasure of the Board of Trustees,  subject to the rights, if any, of an officer under any contract of employment.

     Section 5.03  SUBORDINATE  OFFICERS.  The Board of Trustees may appoint and may empower the president to appoint such other  officers as the business of the
Trust may  require,  each of whom shall hold office for such  period,  have such authority  and perform  such duties as are  provided in these  By-Laws or as the
Board of Trustees may from time to time determine.

     Section 5.04 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees  or except in the case of an officer  upon whom such power of removal may be conferred by the Board of Trustees.

     Any officer may resign at any time by giving  written  notice to the Trust.
Any  resignation  shall take effect at the date of the receipt of that notice or at any later time specified in that notice;  and unless  otherwise  specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without  prejudice to the rights,  if any, of the
Trust under any contract to which the officer is a party.

     Section  5.05  VACANCIES  IN  OFFICES.  A vacancy in any office  because of death, resignation,  removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

     Section 5.06 CHAIRMAN OF THE BOARD.  The chairman of the board,  if such an officer is  elected,  shall,  if  present,  preside at  meetings of the Board of
Trustees  and  exercise  and perform such other powers and duties as may be from time to time  assigned  to him by the Board of  Trustees  or  prescribed  by the
By-Laws.

     Section 5.07 PRESIDENT.  Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the chairman of the board, if there be such an officer,  the president shall be the chief executive officer of the Trust and
shall,  subject  to  the  control  of  the  Board  of  Trustees,   have  general
supervision,  direction  and  control of the  business  and the  officers of the
Trust. He shall preside at all meetings of the  shareholders  and in the absence of the  chairman of the board or if there be none,  at all meetings of the Board of Trustees.  He shall have the general powers and duties of management  usually vested in the office of  president  of a  corporation  and shall have such other powers  and  duties  as may be  prescribed  by the  Board of  Trustees  or these
By-Laws.

     Section  5.08  VICE  PRESIDENTS.  In  the  absence  or  disability  of  the president,  the vice presidents,  if any, in order of their rank as fixed by the
Board of Trustees or if not ranked, a vice president  designated by the Board of
Trustees, shall perform all the duties of the president and when so acting shall have all powers of and be subject to all the  restrictions  upon the  president.
The vice  presidents  shall have such other powers and perform such other duties as from time to time may be  prescribed  for them  respectively  by the Board of
Trustees or by these By-Laws and the president or the chairman of the board.

     Section 5.09 SECRETARY. The secretary shall keep or cause to be kept at the principal  executive  office  of the Trust or such  other  place as the Board of
Trustees  may direct a book of minutes of all  meetings and actions of trustees, committees  of  trustees  and  shareholders  with the time and place of holding, whether regular or special,  and if special,  how authorized,  the notice given, the names of those  present at  trustees'  meetings or committee  meetings,  the number of shares  present or  represented  at  shareholders'  meetings,  and the proceedings.

     The  secretary  shall keep or cause to be kept at the  principal  executive office of the Trust or at the office of the Trust's transfer agent or registrar, as  determined by  resolution  of the Board of Trustees,  a share  register or a duplicate  share  register  showing  the  names of all  shareholders  and  their addresses, the number and classes of shares held by each, the number and date of certificates  issued  for the same and the number  and date of  cancellation  of every certificate surrendered for cancellation.

     The secretary shall give or cause to be given notice of all meetings of the shareholders  and of the  Board of  Trustees  required  by these  By-Laws  or by applicable  law to be given and shall have such other  powers and  perform  such other duties as may be prescribed by the Board of Trustees or by these By-Laws.

     Section 5.10 TREASURER.  The treasurer shall be the chief financial officer of the Trust  and shall  keep and  maintain  or cause to be kept and  maintained adequate  and  correct  books and  records of  accounts  of the  properties  and
business   transactions  of  the  Trust,   including  accounts  of  its  assets,
liabilities, receipts, disbursements,  gains, losses, capital, retained earnings and  shares.  The  books of  account  shall at all  reasonable  times be open to inspection by any trustee.

     The treasurer  shall deposit all monies and other valuables in the name and to the credit of the Trust with such  depositories  as may be  designated by the
Board of Trustees. He shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall render to the president and trustees, whenever they request it, an account of all of his transactions as chief financial officer and of the financial  condition of the Trust and shall have other powers and perform such  other  duties  as may be  prescribed  by the  Board of  Trustees  or these
By-Laws.

                                  ARTICLE VI.

                     INDEMNIFICATION OF TRUSTEES, OFFICERS,
                           EMPLOYEES AND OTHER AGENTS

     Section  6.01 AGENTS,  PROCEEDINGS  AND  EXPENSES.  For the purpose of this
Article, "agent" means any person who is or was a trustee,  officer, employee or other agent of this Trust or is or was serving at the request of this Trust as a trustee,  director,  officer,  employee or agent of another  foreign or domestic corporation,  partnership,  joint  venture,  trust or other  enterprise or was a trustee,  director,  officer,  employee  or  agent  of  a  foreign  or  domestic corporation which was a predecessor of another enterprise at the request of such predecessor  entity;  "proceeding"  means any  threatened,  pending or completed action or proceeding, whether civil, criminal,  administrative or investigative;
and "expenses"  includes without limitation  attorney's fees and any expenses of establishing a right to indemnification under this Article.

     Section 6.02 ACTIONS  OTHER THAN BY TRUST.  This Trust shall  indemnify any person  who  was or is a  party  or is  threatened  to be  made a  party  to any proceeding  (other than an action by or in the right of this Trust) by reason of the fact that such  person is or was an agent of this Trust,  against  expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection  with such  proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this Trust and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that  person was  unlawful.  The  termination  of any  proceeding  by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent  shall not of itself create a presumption that the person did not act in good faith and in a manner which the person reasonably  believed to be in the best interests of this Trust or that the person had reasonable  cause to believe that the person's conduct was unlawful.

     Section 6.03 ACTIONS  OTHER THAN BY TRUST.  This Trust shall  indemnify any person  who  was or is a  party  or is  threatened  to be  made a  party  to any threatened,  pending  or  completed  action by or in the right of this  Trust to procure a judgment  in its favor by reason of the fact that the person is or was an agent of this Trust,  against  expenses  actually and reasonably  incurred by that person in connection  with the defense or settlement of that action if that person acted in good faith,  in a manner that person  believed to be in the best interests of this Trust and with such care,  including reasonable inquiry, as an
ordinarily   prudent   person  in  a  like  position  would  use  under  similar
circumstances.

     Section 6.04 EXCLUSION OF INDEMNIFICATION. Notwithstanding any provision to the contrary contained herein,  there shall be no right to  indemnification  for any  liability  arising  by reason of  willful  misfeasance,  bad  faith,  gross negligence,  or the reckless  disregard of the duties involved in the conduct of the agent's office with this Trust.

     No indemnification shall be made under Sections 2 or 3 of this Article:

          (a) In respect of any claim,  issue or matter as to which that  person shall have been adjudged to be liable in the  performance  of that person's duty to this Trust, unless and only to the extent that the court in which that action
was  brought  shall  determine  upon   application  that  in  view  of  all  the
circumstances of the case, that person was not liable by reason of the disabling conduct  set  forth in the  preceding  paragraph  and is fairly  and  reasonably entitled to indemnity for the expenses which the court shall determine; or

          (b) In respect of any claim,  issue, or matter as to which that person shall have been  adjudged  to be liable on the basis that  personal  benefit was improperly  received by him,  whether or not the benefit resulted from an action taken in the person's official capacity; or

          (c) Of amounts paid in settling or otherwise disposing of a threatened or pending action,  with or without court approval,  or of expenses  incurred in defending a threatened or pending action which is settled or otherwise  disposed of without court approval,  unless the required  approval set forth in Section 6 of this Article is obtained.

     Section 6.05  SUCCESSFUL  DEFENSE BY AGENT.  To the extent that an agent of this  Trust has been  successful  on the  merits in  defense  of any  proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue or matter therein, before the court or other body before whom the proceeding was brought, the agent shall be indemnified against expenses actually and reasonably incurred  by the  agent in  connection  therewith,  provided  that the  Board of
Trustees,  including a majority who are disinterested,  non-party trustees, also determines  that based  upon a review of the facts,  the agent was not liable by reason of the disabling conduct referred to in Section 4 of this Article.

     Section  6.06  REQUIRED  APPROVAL.  Except as provided in Section 5 of this
Article, any indemnification under this Article shall be made by this Trust only if authorized in the specific case on a determination  that  indemnification  of the  agent  is  proper  in the  circumstances  because  the  agent  has  met the applicable  standard of conduct set forth in Sections 2 or 3 of this Article and is not  prohibited  from  indemnification  because of the disabling  conduct set forth in Section 4 of this Article, by:

          (a) A majority  vote of a quorum  consisting  of trustees  who are not parties  to the  proceeding  and are not  interested  persons  of the  Trust (as defined in the Investment Company Act of 1940); or

          (b) A written opinion by an independent legal counsel.

     Section  6.07  ADVANCE OF  EXPENSES.  Expenses  incurred in  defending  any proceeding  may be advanced by this Trust  before the final  disposition  of the proceeding  on receipt of an  undertaking  by or on behalf of the agent to repay the amount of the  advance  unless it shall be  determined  ultimately  that the agent is entitled to be indemnified as authorized in this Article,  provided the agent provides a security for his undertaking,  or a majority of a quorum of the disinterested,  non-party trustees, or an independent legal counsel in a written opinion,  determine that based on a review of readily available facts,  there is reason  to  believe  that  said  agent  ultimately  will be  found  entitled  to indemnification.

     Section 6.08 OTHER  CONTRACTUAL  RIGHTS.  Nothing contained in this Article shall affect any right to  indemnification  to which persons other than trustees and officers of this Trust or any subsidiary  hereof may be entitled by contract or otherwise.

     Section 6.09 LIMITATIONS. No indemnification or advance shall be made under this Article,  except as provided in Sections 5 or 6 in any circumstances  where it appears:

          (a) That it would be  inconsistent  with a provision of the  Agreement and Declaration of Trust, a resolution of the  shareholders,  or an agreement in effect at the time of accrual of the  alleged  cause of action  asserted  in the proceeding  in which the expenses were incurred or other amounts were paid which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 6.10  INSURANCE.  Upon and in the event of a  determination  by the
Board of Trustees of this Trust to purchase insurance, this Trust shall purchase and maintain  such  insurance  on behalf of any agent of this Trust  against any liability  asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Trust would have the power to indemnify  the agent  against that  liability  under the  provisions  of this
Article.

     Section 6.11  FIDUCIARIES OF EMPLOYEE  BENEFIT PLAN.  This Article does not apply  to any  proceeding  against  any  trustee,  investment  manager  or other fiduciary of an employee  benefit plan in that person' s capacity as such,  even though that person may also be an agent of this Trust as defined in Section 1 of this  Article.  Nothing  contained  in this  Article  shall  limit  any right to indemnification to which such a trustee,  investment manager, or other fiduciary may be  entitled  by contract or  otherwise  which shall be  enforceable  to the extent permitted by applicable law other than this Article.

                                  ARTICLE VII.

                               RECORDS AND REPORTS

     Section 7.01 MAINTENANCE AND INSPECTION OF SHARE REGISTER. This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar,  if either be appointed  and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all shareholders and the number and series of shares held by each shareholder.

     Section 7.02 MAINTENANCE AND INSPECTION OF BY-LAWS. The Trust shall keep at its  principal  executive  office  the  original  or a copy of these  By-Laws as amended to date,  which shall be open to inspection by the  shareholders  at all reasonable times during office hours.

     Section 7.03  MAINTENANCE  AND INSPECTION OF OTHER RECORDS.  The accounting books and records and minutes of proceedings of the  shareholders  and the Board of Trustees and any committee or  committees  of the Board of Trustees  shall be kept at such  place or  places  designated  by the Board of  Trustees  or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form  capable of being  converted into written form. The minutes and accounting books and records shall be open to inspection  upon the  written  demand of any  shareholder  or holder of a voting trust  certificate  at any  reasonable  time during usual  business  hours for a purpose  reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

     Section 7.04 INSPECTION BY TRUSTEES.  Every trustee shall have the absolute right at any  reasonable  time to inspect all books,  records,  and documents of every kind and the  physical  properties  of the  Trust.  This  inspection  by a trustee  may be made in  person  or by an agent  or  attorney  and the  right of inspection includes the right to copy and make extracts of documents.

     Section 7.05 FINANCIAL  STATEMENTS.  A copy of any financial statements and any income  statement of the Trust for each quarterly period of each fiscal year and  accompanying  balance  sheet of the Trust as of the end of each such period that has  been  prepared  by the  Trust  shall be kept on file in the  principal executive  office of the Trust for at least  twelve  (12)  months  and each such statement  shall  be  exhibited  at all  reasonable  times  to  any  shareholder demanding an  examination of any such statement or a copy shall be mailed to any such shareholder.

     The quarterly  income  statements  and balance  sheets  referred to in this section  shall  be  accompanied  by the  report,  if  any,  of  any  independent accountants  engaged by the Trust or the certificate of an authorized officer of the Trust that the financial  statements  were  prepared  without audit from the books and records of the Trust.

                                  ARTICLE VIII.

                                 GENERAL MATTERS

     Section 8.01 CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS.  All checks, drafts, or other orders for payment of money,  notes or other  evidences of indebtedness issued in the name of or payable  to the Trust  shall be signed or  endorsed  by such  person  or  persons  and in such  manner  as from  time to time  shall  be determined by resolution of the Board of Trustees.

     Section  8.02  CONTRACTS  AND  INSTRUMENTS;  HOW  EXECUTED.  The  Board  of
Trustees,  except as otherwise  provided in these  By-Laws,  may  authorize  any officer or officers,  agent or agents, to enter into any contract or execute any instrument  in the name of and on behalf of the Trust and this  authority may be general or confined to specific instances;  and unless so authorized or ratified by the Board of Trustees or within the agency  power of an officer,  no officer, agent,  or employee  shall have any power or  authority to bind the Trust by any contract  or  engagement  or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 8.03  CERTIFICATES  FOR SHARES.  A certificate or certificates  for shares  of  beneficial  interest  in any  series of the Trust may be issued to a shareholder  upon his request  when such  shares are fully  paid.  The Trust may impose a nominal  change for  issuing  certificates  to cover  expenses  related thereto.  All  certificates  shall be  signed  in the  name of the  Trust by the chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant  secretary,  certifying the number of shares and the series of shares owned by the shareholders.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer  agent,  or registrar who has signed or whose  facsimile  signature has been  placed on a  certificate  shall have ceased to be that  officer,  transfer agent, or registrar before that  certificate is issued,  it may be issued by the
Trust with the same effect as if that person were an officer,  transfer agent or registrar at the date of issue.  Notwithstanding  the  foregoing,  the Trust may adopt and use a system of  issuance,  recordation  and transfer of its shares by electronic  or  other  means;  and in  fact,  as a matter  of  policy,  does not presently issue certified shares.

     Section  8.04 LOST  CERTIFICATES.  Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time. The Board of  Trustees  may in case any share  certificate  or  certificate  for any other security is lost, stolen, or destroyed,  authorize the issuance of a replacement certificate  on such terms and  conditions as the Board of Trustees may require, including  a provision  for  indemnification  of the Trust  secured by a bond or other adequate  security  sufficient to protect the Trust against any claim that may be made  against it,  including  any expense or  liability on account of the alleged loss,  theft,  or destruction of the  certificate or the issuance of the replacement certificate.

     Section 8.05  REPRESENTATION OF SHARES OF OTHER ENTITIES HELD BY TRUST. The
chairman of the Board,  the president or any vice  president or any other person authorized  by  resolution  of the Board of Trustees or by any of the  foregoing designated  officers,  is authorized to vote or represent on behalf of the Trust any and all shares of any corporation,  partnership,  trusts, or other entities, foreign or domestic,  standing in the name of the Trust.  The authority  granted may be  exercised  in  person or by a proxy  duly  executed  by such  designated person.

     Section 8.06 FISCAL  YEAR.  The fiscal year of the Trust shall be fixed and refixed or changed from time to time by resolution  of the Trustees.  The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

                                  ARTICLE IX.

                                   AMENDMENTS

     Section 9.01  AMENDMENT BY  SHAREHOLDERS.  These  By-Laws may be amended or repealed  by the  affirmative  vote or  written  consent  of a  majority  of the outstanding  shares entitled to vote, except as otherwise provided by applicable law or by the Declaration of Trust or these By-Laws.

     Section 9.02 AMENDMENT BY TRUSTEES. Subject to the right of shareholders as provided in Section 1 of this  Article to adopt,  amend or repeal  By-Laws,  and except as  otherwise  provided  by law or by the  Declaration  of  Trust,  these
By-Laws may be adopted, amended, or repealed by the Board of Trustees.